UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Event Requiring Report: January 28, 2004

LEGAL ACCESS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada           000-19457          87-0473323
  (State of Incorporation)               (Commission        (IRS Employer
                                                 File Number)                                            Identification #)

3199 East Warm Springs Rd., Suite 200, Las Vegas, NV 89120
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(Address of Principal Executive Offices)

(702) 949-6115
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(Registrant's telephone number, including area code)

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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

As a result of management’s search for new business opportunities, on September 9, 2003, we entered into a memorandum of understanding for the purchase of all the common stock of American Design Group, Inc., a California company ("ADGI"). A definitive Common Stock Purchase Agreement was then signed with ADGI on September 25, 2003, specifically contingent upon our arranging for long term minimum financing in the amount of $5,000,000.

On November 19, 2003, we negotiated and entered into a Regulation S Stock Purchase Agreement ("Aurora Agreement") with Aurora Two Ltd. ("Aurora") in which Aurora agreed to purchase up to 12,000,000 shares of our common stock in a foreign transaction to be valued based on market prices.

After several extensions and unsuccessful attempts to secure funding, no funding was obtained and the Aurora Agreement set forth above was terminated on or about January 28, 2004. As a result of the company’s inability to arrange for long term financing, all agreements have been terminated, including those executed with ADGI.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not applicable.

ITEM 5. OTHER EVENTS

Not Applicable.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not Applicable.

ITEM 7. FINANCIAL STATEMENTS & EXHIBITS

Not Applicable.

ITEM 8. CHANGE IN FISCAL YEAR

Not Applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                LEGAL ACCESS TECHNOLOGIES, INC.

Date: January 28, 2004              /s/  Kyleen E. Cane
                                                   By: KYLEEN E. CANE
                                                   President and Chief Executive Officer

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